UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

As previously disclosed in the Current Report on Form 8-K filed by Helios and Matheson Analytics Inc. (“HMNY”) on August 15, 2017, HMNY and MoviePass Inc. (“MoviePass”) entered into a Securities Purchase Agreement (the “MoviePass SPA”), pursuant to which HMNY agreed to purchase a majority stake in MoviePass for an aggregate purchase price of up to $27,000,000 (the “MoviePass Transaction”).

As of the date of this Current Report, the MoviePass theater subscription service has surpassed 150,000 subscribers, achieving the subscriber milestone that MoviePass had 15 months to achieve under the MoviePass SPA following the closing of the MoviePass Transaction.

Accordingly, HMNY expects that it will become obligated to issue the Helios Milestone Shares (as defined in the MoviePass SPA) upon the closing of the MoviePass Transaction, equal to 666,667 unregistered shares of HMNY’s common stock. This is in addition to the $25,000,000 base consideration to be paid by HMNY for a majority stake in MoviePass, subject to and in accordance with the conditions set forth in the MoviePass SPA.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication relates to the MoviePass Transaction, which will become the subject of a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by HMNY, and may be deemed to be solicitation material in respect of the MoviePass Transaction. This document is not a substitute for the proxy statement that HMNY will file with the SEC or any other documents that HMNY may file with the SEC or transmit to stockholders in connection with the MoviePass Transaction. Before making any voting decision, investors and security holders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the MoviePass Transaction as they become available because they will contain important information about the proposed transaction and related matters. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement, once it is filed, from HMNY by accessing HMNY’s website at www.hmny.com or upon written request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

Participants in the Solicitation

HMNY, MoviePass and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from HMNY’s stockholders in connection with the MoviePass Transaction. Information regarding HMNY’S directors and executive officers is contained in the annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on April 14, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing HMNY’S website at www.hmny.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the MoviePass Transaction may be obtained by reading the proxy statement regarding the MoviePass Transaction, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Cautionary Statement on Forward-looking Information

Certain statements in this Current Report on Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding the expected completion of the transactions contemplated by the MoviePass SPA and the time frame in which the completion of such transactions will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the closing may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the MoviePass SPA, and general economic conditions.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer